EXHIBIT 99.1

FOR IMMEDIATE RELEASE

iVillage Reports First Quarter 2005 Financial Results

iVillage.com Revenue Increased Approximately 40% Year-Over-Year,

Company Posts Sixth Consecutive Quarter of Positive Cash Flow from Operations and Raises 2005 Revenue and EBITDA Outlook

NEW YORK – May 4, 2005 – iVillage Inc. (Nasdaq: IVIL), The Internet For WomenTM, a leading women’s media company and the number one source for women’s content and community online, today announced financial results for the first quarter ended March 31, 2005.

First quarter 2005 revenues were $17.3 million, an 11% increase when compared to revenues of $15.5 million for the same period one year ago.  iVillage.com revenue increased approximately 40% year over year.  iVillage reported a net loss for the first quarter 2005 of $1.3 million, or $(0.02) per share, compared to a net loss of $0.9 million or $(0.01) per share in the first quarter of 2004.  Included in the first quarter 2005 net loss is $0.6 million in amortization related to the Healthology acquisition.  iVillage reported Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)(1) of $0.1 million for the first quarter of 2005 compared to $0.7 million for the first quarter 2004.

Douglas W. McCormick, Chairman & Chief Executive Officer, iVillage Inc., said, “During the first quarter, we saw iVillage.com revenue grow approximately 40% year-over-year.  We also successfully strengthened our business model, the results of which we believe will enhance our performance in the second half of 2005 and beyond.  We significantly diversified our advertising base, replacing some anchor tenants and the concentration of revenue they brought with them with a roster of new clients.  There were many other positive developments for iVillage, including our completion of our site redesign and its improved functionality.  We are now well into the next phase of our strategy to grow our top and bottom lines by continuing to deepen editorial content and by building up iVillage’s core assets.  In particular, we bolstered our health offering over the last few months through the acquisitions of Healthology and HealthCentersOnline.  Moving forward, video and search are two key areas we have targeted for expansion on our site and, since the completion of the new iVillage.com, we have already started to advance these product offerings.”

Mr. McCormick continued, “We are very pleased to report the continued strength of our online revenue as well as our sixth consecutive quarter of positive cash flow from operations.  The performance of iVillage.com during the quarter shows that our online business is benefiting from the current online advertising market.  As a result of our recent investments, we believe iVillage is better positioned for growth in the latter half of 2005 and beyond.  Consequently, we have increased our revenue and EBITDA outlook for the full year.”

At the end of the first quarter 2005, iVillage had $70.3 million in cash and cash equivalents on its balance sheet.  Cash from operations increased approximately $1.5 million, marking the sixth consecutive quarter of positive cash flow for the Company.  iVillage continues to carry no debt.

Increased Fiscal Year 2005 Business Outlook

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For the second quarter 2005, iVillage currently expects to generate revenues between $20.0 million and $21.0 million.  The Company anticipates reporting EBITDA of $1.0 million to $1.5 million for the second quarter 2005.  Additionally, in the second quarter 2005, iVillage expects to report a net loss of $0.5 million to $1.0 million.

For fiscal year 2005, iVillage is raising its revenue guidance and expects revenue of $87.0 million to $89.0 million, an increase of approximately 30% to 33% in revenue as compared to revenue for fiscal year 2004.  Additionally, iVillage is increasing its EBITDA outlook for 2005 to between $17.0 million and $18.0 million.  This compares to a previously expected EBITDA of between $16.0 million and $17.0 million.  Net income for 2005 is expected to be between $9.0 million and $10.0 million.  iVillage reserves the right to update its financial outlook at any time for any reason.

Company Highlights

•      On April 8, 2005, iVillage acquired all of the outstanding equity of HealthCentersOnline, Inc., a privately-held, leading online destination for physician-edited information on health conditions, treatments and preventative care for patients.

•      HealthCentersOnline complements the January 7th acquisition of Healthology, Inc., a leading producer and distributor of streaming video health programs and physician-authored articles on the Internet.  iVillage is committed to expanding and deepening its healthcare information vertical, as it is one of the top concerns for women.  Additionally, these acquisitions give the Company increased leverage with health and pharmaceutical related advertisers.

•      We completed the acquisition of the iVillage.co.uk website and certain related assets as of April 29, 2005.  Currently, iVillage UK is one of the top destinations in the region for women and the transaction enables iVillage to move from a license deal to a 100 percent ownership position.

•      The iVillage site redesign was launched on January 26, 2005.

•      Earlier this year, The MSN® network expanded its prior content publication agreement with iVillage to feature iVillage content on its new Health and Fitness Channel.

•      During the first quarter, iVillage added over 135 new advertisers and brands.  New marketers, or those deepening their iVillage relationship by adding new brands, included American Media, Inc., Aventis, Fox Broadcasting Company, Johnson & Johnson, Kraft Foods, Lowe’s, Target, and Wyeth Pharmaceuticals, to name a few.

Metrics

•      The iVillage Network is the 30th most visited Web site in the U.S. according to comScore Media Metrix.  During the first quarter 2005, unique monthly visitors increased dramatically to approximately 17.3 million, when compared to approximately 15.3 million unique monthly visitors during the same period a year ago.  iVillage reaches over 10.5% of the total U.S. online population and nearly 14% of women 18+ online.  Visitors return more than 2 times per month on average.

•      iVillage is the #1 women’s community site and the #4 community site overall on the Web.

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•      At the end of the first quarter 2005, iVillage.com had more than 13 million registered members.

•      For the first quarter 2005, iVillage delivered approximately 443 million average monthly page views, compared to approximately 370 million average monthly page views during the first quarter 2004.

Conference Call

iVillage will hold a conference call to discuss its first quarter 2005 financial results today at 4:30 PM (EDT).  The conference call will be broadcast live on the Internet and will be available on iVillage’s Investor Relations Web site, located at www.ivillage.com/investor, and on Street Events, located at www.streetevents.com.  A replay of the conference call will be available on the iVillage Investor Relations Web site approximately one hour after the call ends on Wednesday, May 4, 2005 until 5:30 PM (EDT) on Wednesday, May 11, 2005.  A transcript of the conference call will be available on the iVillage Investor Relations Web site thereafter.

About iVillage Inc.

iVillage is “the Internet for women” and consists of several online and offline media-based properties that seek to enrich the lives of women, teenage girls and parents through the offering of unique content, community applications, tools and interactive features.  iVillage Inc. (NASDAQ: IVIL) was established in 1995 and is headquartered in New York City.

Average monthly page views for iVillage.com and its affiliate Web sites (“The iVillage Network”) totaled nearly 443 million for the quarter ended March 31, 2005.  In March 2005, according to comScore Media Metrix, The iVillage Network ranked 30th among the top 100 Web and Digital Media properties with approximately 17.3 million unique visitors in the United States and had an average reach of approximately 10.5% of the total online population and nearly 14% of women 18+ online.  Also, according to the same report, The iVillage Network was the number one “women’s community site” and the number four “community site” overall on the Web.

For more information about iVillage, visit www.ivillage.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

iVillage Inc. has included in this press release certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 concerning iVillage’s business, operations and financial condition. The words or phrases “can be,” “expects,” “may affect,” “anticipates,” “may depend,” “believes,” “estimates,” “plans,” “projects” and similar words and phrases are intended to identify such forward-looking statements. These forward-looking statements are subject to various known and unknown risks and uncertainties and iVillage cautions you that any forward-looking information provided by or on behalf of iVillage is not a guarantee of future results, performance or achievements. Actual results could differ materially from those anticipated in these forward-looking statements due to a number of factors, some of which are beyond iVillage’s control. In addition to those risks discussed in iVillage’s other press releases, public filings and statements by iVillage’s management, factors that may cause iVillage’s actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied in such forward looking statements include: (i) the volatile and competitive nature of the Internet industry and the media industry, (ii) changes in domestic and foreign economic, political and market conditions, (iii) the effect of federal, state and foreign regulation on iVillage’s business, (iv) the impact of recent and future acquisitions and joint ventures on iVillage’s business and financial condition, (v) iVillage’s ability to establish and maintain relationships with advertisers, sponsors, and other third-party providers and partners, (vi) iVillage’s ability to maintain or increase user traffic levels, (vii) the loss of one or more of iVillage’s major customers, (viii) the effect of seasonal fluctuations in traditional online advertising purchasing patterns on iVillage’s results of operations and (ix) the impact of pending litigation on iVillage’s business, results of operations and financial condition. All such forward-looking statements are current only as of the date on which such statements were made. iVillage does not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

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CONTACTS:
iVillage Inc.	The Abernathy MacGregor Group
Carl Fischer	Carina Thate or Eliza Johnson
212.600.6502	212.371.5999
cfischer@mail.ivillage.com	cct@abmac.com / edj@abmac.com

(1) To supplement its consolidated financial statements presented in accordance with generally accepted accounting principles (“GAAP”) in the United States, iVillage uses non-GAAP measures of operating results and net income, such as EBITDA (defined by iVillage as Earnings (Loss) Before Interest, Taxes, Depreciation and Amortization), which are adjusted from results based on GAAP to exclude certain expenses.  These non-GAAP adjustments are provided to enhance individuals’ overall understanding of the Company’s current financial performance and its prospects for the future. Specifically, iVillage believes the non-GAAP financial measures provide useful information to both management and investors by excluding certain expenses that are not indicative of the Company’s core operating results. In addition, since iVillage has historically reported non-GAAP results to the investment community, the Company believes the inclusion of non-GAAP financial measures provides consistency in its financial reporting. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting in future periods, as well as for executive compensation. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with GAAP.  Please refer to iVillage’s unaudited consolidated financial statements accompanying this press release for a reconciliation of any non-GAAP financial measures included in this press release to the corresponding GAAP financial measures.  Although EBITDA is frequently used as a measure of operating performance, it is not necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculation.

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iVillage Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	Three months ended March 31,
	2005	2004

Revenues	$17,274	$15,507

Operating expenses:
Editorial, product development and technology	8,239	7,511
Sales and marketing	5,936	4,385
General and administrative	2,989	2,908
Depreciation and amortization	1,804	1,804

Total operating expenses	18,968	16,608

Loss from operations	(1,694)	(1,101)

Interest income, net	352	18
Other income, net	—	52
Gain on sale of joint venture interest	76	167

Net loss	$(1,266)	$(864)

Basic and diluted (per share data):

Net loss	$(0.02)	$(0.01)

Weighted-average shares of common stock outstanding used in computing basic and diluted net loss per share	71,928	58,443

iVillage Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	March 31,	December 31,
	2005	2004
ASSETS:

Current assets:
Cash and cash equivalents	$70,281	$83,046
Accounts receivable, net	10,115	9,708
Prepaid rent	318	318
Other current assets	4,118	3,740
Total current assets	84,832	96,812

Fixed assets, net	8,669	8,381
Goodwill and intangible assets, net	50,461	32,073
Prepaid rent, net of current portion	3,165	3,203
Other assets	79	79
Total assets	$147,206	$140,548

LIABILITIES and STOCKHOLDERS’ EQUITY:

Current liabilities:
Accounts payable and accrued expenses	$11,491	$10,142
Deferred revenue	7,019	2,080
Other liabilities	168	168
Total current liabilities	18,678	12,390

Deferred rent, net of current portion	1,304	1,339
Total liabilities	19,982	13,729

Commitments and contingencies

Stockholders’ equity	127,224	126,819
Total liabilities and stockholders’ equity	$147,206	$140,548

iVillage Inc. and Subsidiaries

Quarterly Income Statement

($ in Million except for per share amounts)

(Unaudited)

	Mar-04	Jun-04	Sep-04	Dec-04	FY 04	Mar-05

Revenue	$15.507	$16.498	$16.698	$18.200	$66.903	$17.274
Growth q-q	-2%	6%	1%	9%		-5%
Growth Y/y	23%	25%	23%	15%	21%	11%

Editorial, product development & technology	7.511	7.013	7.740	6.639	28.903	8.239
% of Revenues	48%	43%	46%	36%	43%	48%
Sales and marketing	4.385	4.723	4.562	5.352	19.022	5.936
% of Revenues	28%	29%	27%	29%	28%	34%
General and administrative	2.908	2.885	2.440	2.994	11.227	2.989
% of Revenues	19%	17%	15%	16%	17%	17%
Depreciation and amortization	1.804	1.953	1.140	1.114	6.011	1.804
% of Revenues	12%	12%	7%	6%	9%	10%
Total operating expenses	16.608	16.574	15.882	16.099	65.163	18.968
% of Revenues	107%	100%	95%	88%	97%	110%

(Loss) income from operations	(1.101)	(0.076)	0.816	2.101	1.740	(1.694)

Interest income, net	0.018	0.050	0.236	0.338	0.642	0.352
Other income, net	0.052	0.034	0.011	0.110	0.207	—
Gain on sale of joint venture interest	0.167	0.076	0.076	0.076	0.395	0.076
Provision for income taxes	—	—	—	(0.307)	(0.307)	—
Minority interest	—	—	—	—	—	—
(Loss) income from continuing operations	(0.864)	0.084	1.139	2.318	2.677	(1.266)
Discontinued operations	—	—	—	0.069	0.069	—

Net (loss) income	$(0.864)	$0.084	$1.139	$2.387	$2.746	$(1.266)

Basic and diluted (per share data):

(Loss) income from continuing operations	$(0.01)	$0.00	$0.02	$0.03	$0.04	$(0.02)
Income from discontinued operations	—	—	—	0.00	0.00	—

Net (loss) income	$(0.01)	$—	$0.02	$0.03	$0.04	$(0.02)

Weighted average shares of common stock outstanding - basic	58.4	59.1	70.9	71.7	65.1	71.9
Weighted average shares of common stock outstanding - diluted	58.4	64.4	75.2	75.8	69.9	71.9

Additional Financial Information
Revenue from barter	0.844	1.119	1.204	1.363	4.530	1.680
% of Revenues	5%	7%	7%	7%	7%	10%

iVillage Inc. and Subsidiaries

Supplemental Financial Data

(in thousands)

(unaudited)

		Three months ended March 31,
		2005	2004
	EBITDA reconciliation:
	Net loss	$(1,266)	$(864)
Addback:	Depreciation and amortization	1,804	1,804
	Interest income, net	(352)	(18)
	Other income, net	—	(52)
	Gain on sale of joint venture interest	(76)	(167)
	EBITDA	$110	$703

	Revenues by property:
	iVillage.com (1)	$12,056	$8,616
	Astrology.com	1,151	840
	IVPN	3,404	5,377
	PAG	663	674
	Total revenues	$17,274	$15,507

(1) Included in iVillage.com revenues are iVillage.com, Promotions.com, Substance.com, Women.com, GardenWeb and Healthology properties and gURL.com, iVillage Consulting and iVillage Solutions divisions.

iVillage Inc. and Subsidiaries

Quarterly Supplemental Financial Data

($ in Million except for per share amounts)

(Unaudited)

		Mar-04	Jun-04	Sep-04	Dec-04	FY 04	Mar-05

EBITDA reconciliation:
Net (loss) income		$(0.864)	$0.084	$1.139	$2.387	$2.746	$(1.266)
Addback:	Depreciation and amortization	1.804	1.953	1.140	1.114	6.011	1.804
	Interest income, net	(0.018)	(0.050)	(0.236)	(0.338)	(0.642)	(0.352)
	Other income, net	(0.052)	(0.034)	(0.011)	(0.110)	(0.207)	—
	Gain on sale of joint venture interest	(0.167)	(0.076)	(0.076)	(0.076)	(0.395)	(0.076)
	Provision for income taxes	—	—	—	0.307	0.307	—
	Discontinued operations	—	—	—	(0.069)	(0.069)	—
EBITDA		$0.703	$1.877	$1.956	3.215	$7.751	0.110